Exhibit 32.2

SECTION 906 CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Bridgeway National Corp. (the “Company”) for the quarterly period ended September 30, 2020, as filed with the Securities and Exchange Commission (the “Report”), I, Eric C. Blue, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 16, 2020	/s/ Eric C. Blue
Eric C. Blue, Chairman of the Board, Chief Executive Officer and Chief Investment Officer
(principal financial and accounting officer)